Exhibit 10.4

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TALON FIRST TRUST, LLC, as mortgagor
(Borrower)

to

RCC REAL ESTATE, INC., as mortgagee
(Lender)

MORTGAGE, ASSIGNMENT OF LEASES

AND RENTS, SECURITY AGREEMENT

AND FIXTURE FILING

Dated:  As of July 2, 2014

Property Location:

180 East 5th Street

Saint Paul, Minnesota 55101

Ramsey County

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York, 10112

Attention: Steven Koch, Esq.

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THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may be amended, restated, supplemented, or otherwise modified from time to time, this “Security Instrument”) is made as of the 2nd day of July, 2014, by TALON FIRST TRUST, LLC, a Delaware limited liability company, having its principal place of business at c/o Talon Real Estate Holding Corp., 5500 Wayzata Blvd, Suite 1070, Minneapolis, Minnesota 55416, as mortgagor (“Borrower”), to RCC REAL ESTATE, INC., a Delaware corporation, having an address at 712 Fifth Avenue, New York, New York 10019, as mortgagee, and its successors and assigns (collectively, “Lender”).

RECITALS:

Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in connection with a loan (the “Loan”) in the maximum principal sum of THIRTY-THREE MILLION AND 00/100 DOLLARS ($33,000,000.00) in lawful money of the United States of America (such note, together with all extensions, renewals, modifications, substitutions, restatements and amendments thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2).

ARTICLE 1 - GRANTS OF SECURITY

Section 1.1

Property Mortgaged.  Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, with power of sale and grant a security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a)

the real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)

all additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c)

the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);

(d)

all easements, rights of way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e)

all machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(f)

all leases and other agreements providing for the use, enjoyment and/or occupancy of all or any portion of the Land and the Improvements heretofore or hereafter entered into, including a guaranty of any such lease (a “Lease” or “Leases”), in each case heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code, and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(g)

all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h)

all proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(i)

all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(j)

all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(k)

the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(l)

all agreements (including, without limitation all Interest Rate Cap Agreements and Replacement Interest Rate Cap Agreements (as each such terms are defined in the Note), contracts, certificates, instruments, franchises, permits, licenses (including liquor licenses, to the extent assignable by Borrower), franchise agreements, license agreements, operating contracts, plans, specifications and other documents and all management, service, supply and maintenance contracts and agreements and any other agreements, permits or contracts of any nature whatsoever, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, maintenance, administration, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof

(collectively, the “Agreements”) and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any Event of Default hereunder, to receive and collect any sums payable to Borrower thereunder;

(m)

all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(n)

all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Borrower now has or hereafter acquires relating to the properties, rights, titles and interest referred to in this Section 1.1;

(o)

all commercial tort claims Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;

(p)

all reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, all accounts established or maintained pursuant to the Reserve Agreement (as defined in the Note), the Cash Management Agreement (as defined in the Note) or any other Loan Document, together with all deposits or wire transfers made to such accounts, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time, and all proceeds, products, distributions, dividends and/or substitutions thereon and thereof;

(q)

all documents, instruments, chattel paper and intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and general intangibles relating to the Property;

(r)

all proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether in cash or in liquidation or other claims, or otherwise;

(s)

all right, title, and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutions, and replacements of, and all additions and appurtenances to the Property, hereafter acquired by, or conveyed to, Borrower or constructed, assembled, or placed by Borrower upon the Land, immediately upon such acquisition, conveyance, construction, assembling or placement, as the case may be, and in each such case, without any further mortgage, conveyance, assignment, or other act by Borrower, shall become subject to the lien of this Security Instrument as fully and completely, and with the same effect, as though now owned by Borrower and specifically described in the granting clause of this Security Instrument, but at any and all times Borrower will execute and deliver to Lender any and all such further assurances, mortgages, conveyances, or assignments thereof, as Lender may require for the purpose of expressly and specifically subjecting the same to the lien of this Security Instrument; and

(t)

Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (s) above.

Section 1.2

Assignment Of Rents.  Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases, Rents, Lease Guaranties (defined below) and Bankruptcy Claims (defined below); it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only.  Nevertheless, subject to the terms of this Section 1.2 and Section 3.7 and the terms of the Cash Management Agreement, Lender grants to Borrower a revocable license (i) to collect, receive, use and enjoy the Rents, Lease Guaranties and Bankruptcy Claims and to (ii) carry out the leasing activity at the Property and enforce the terms of Leases in accordance with the terms of the Loan Documents.  Borrower shall hold the Rents, Lease Guaranties and Bankruptcy Claims or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.  For purposes of this Section 1.2, the terms “Lease Guaranties” and “Bankruptcy Claims” shall have the meanings ascribed to such terms in that certain Assignment of Leases and Rents by and between Borrower and Lender dated as of even date herewith.

Section 1.3

Security Agreement.  This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property.  By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.1), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code.  To the extent permitted by law, Borrower and Lender agree that with respect to all items of Personal Property which are or will become “fixtures” on the Land, this Security Instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture filing” within the meaning of the Uniform Commercial Code upon such of the Property that is or may become fixtures. Borrower is the record owner of the Land.

Section 1.4

Pledge Of Monies Held.  Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.5), Net Proceeds (as defined in Section 4.4) and condemnation awards or payments described in Section 3.6 and any accounts established pursuant to the Cash Management Agreement], as additional security for the Obligations until expended or applied as provided in this Security Instrument.

Section 1.5

Reserved.

Section 1.6

Future Advances.  This Security Instrument secures not only existing indebtedness or advances made contemporaneously with the execution hereof, if any, but also future principal advances (with all interest thereon), to or for the benefit of Borrower, made pursuant to the terms of the Note or the other Loan Documents (as the same may be amended, restated, supplemented or otherwise modified from time to time), the terms of all of which are incorporated herein by reference, whether such advances are obligatory, optional, or both, to the same extent as if such future advances were made contemporaneously with the execution of this Security Instrument, even though no advance may have been made at the time of execution of this Security Instrument and even though no indebtedness is outstanding at the time any advance is made, and any lien attaching to the Property after the date hereof shall be under, subject and subordinate to all indebtedness, including, without limitation, future advances (regardless of when made), secured hereby.  This Security Instrument shall also secure, in addition to the principal amount specified herein, and Lender is hereby permitted to make, if it determines same to be necessary, payments on account of interest, service charges and any disbursements made for the payment of taxes, assessments, maintenance, care, protection or insurance on the Property, with interest on such disbursements.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that if Borrower shall well and truly pay and perform the Obligations (defined below) (including the payment of the Debt) at the time and in the manner provided in the Note and this Security Instrument, and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note and the other Loan Documents (defined below), these presents and the estate hereby granted shall cease, terminate and be void and Lender, at Borrower’s sole cost and expense, shall promptly thereafter deliver to Borrower a release of this Security Instrument in form suitable for recording; provided, however, that Borrower’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof shall survive any such payment or release.

ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1

Obligations.  This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the “Debt”):  (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America; (b) the payment by Borrower of interest, prepayment premiums, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the other Loan Documents; (c) the payment of all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the other Loan Documents; (d) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and (e) the payment of all sums advanced and costs and expenses incurred (including unpaid or unreimbursed servicing and special servicing fees) by Lender in connection with the Debt or any part thereof any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.  This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of all other obligations of Borrower contained herein and the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Security Instrument, the Note and/or each of the other Loan Documents (collectively, the “Other Obligations”).  Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the “Obligations.”

Section 2.2

Payments.  Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default (defined below).

ARTICLE 3 - BORROWER COVENANTS

Borrower covenants and agrees that throughout the term of the Loan:

Section 3.1

Payment Of Debt.  Borrower will pay the Debt at the time and in the manner provided in the Note, in this Security Instrument and in the other Loan Documents.

Section 3.2

Incorporation By Reference.  All the covenants, conditions and agreements contained in (a) this Security Instrument and the Note and (b) all and any of the other documents now or hereafter executed by Borrower and/or others and by or in favor of Lender, in connection with the Loan (as the same may be amended, restated, supplemented, or otherwise modified from time to time, together with the Note and this Security Instrument, collectively, the “Loan Documents”), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3

Insurance.  (a)  Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall obtain and maintain, or cause to be maintained, during the entire term of the Loan policies of insurance for Borrower and the Property providing at least the following coverages:

(i)

comprehensive all risk insurance (“Special Form”) including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” or the outstanding principal balance of the Note, whichever is less, which for purposes of this Security Instrument shall mean actual functional replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Note; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000.00) for all such insurance coverage and (D)  if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction.  In addition, Borrower shall obtain:  (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require;  and (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity;

(ii)

business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above (C) in an annual aggregate amount equal to all rents or estimated gross revenues from the operation of the Property (as reduced to reflect expenses not incurred during a period of Restoration) and covering rental losses or business interruption, as may be applicable, for a period of at least twelve (12) months, after the date of the casualty, and notwithstanding that the Policy may expire prior to the end of such period  and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration of six (6) months from the date of the completion of the Restoration, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Income from the Property for the succeeding twenty-four (24) month period.  All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Obligations on the respective dates of payment provided for in the Note, this Security Instrument, and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii)

at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability, covering claims not covered by or under the terms or provisions of the commercial general liability insurance policy in subsection (v) below; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(iv)

comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(v)

commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:  (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all written contracts and (5) contractual liability covering the indemnities contained in Article 13.1 to the extent the same is available;

(vi)

automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00);

(vii)

worker’s compensation insurance and employee’s liability insurance in such amounts as are reasonably satisfactory to Lender or if such limits are established by Applicable Laws (as defined below), in such amounts;

(viii)

umbrella and excess liability insurance in an amount not less than Three Million and No/100 Dollars ($3,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (v) above, including, but not limited to, supplemental coverage for workers’ compensation and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;

(ix)

upon sixty (60) days’ written notice, such other reasonable insurance such as sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located; and

(x)

Borrower shall use commercially reasonable efforts, consistent with those of prudent owners of commercial real estate to maintain insurance against damage resulting from acts of terrorism, or an insurance policy without a terrorism exclusion, on terms consistent with the commercial property insurance policy required under subsection (i) above and otherwise satisfactory to Lender; provided, however, if such terrorism insurance is obtainable from any insurer or the United States of America or any agency or instrumentality thereof and the lack of such insurance in and of itself will result in a downgrade by any rating agency issuing any statistical rating in any Secondary Market Transaction to the then current ratings assigned, or to be assigned, to the Securities (as hereinafter defined) or any class thereof, Borrower shall obtain such insurance.

(b)

All insurance provided for in Section 3.3(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), shall be satisfactory in form and substance to Lender and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds.  The Policies (i) shall be issued by financially sound and responsible insurance companies approved by Lender and authorized or licensed to do business in the state where the Property is located, with a claims paying ability rating of “A” or better by S&P (as defined in the Note) or a rating of “A:VII” or better in the current Best’s Insurance Reports; (ii) except for the Policy referenced in Section 3.3(a)(vii) shall name Borrower as the insured and Lender as an additional insured, as its interests may appear; (iii) in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York Non Contributory Standard Mortgagee Clause and (other than those strictly limited to liability protection) a Lender’s Loss Payable Endorsement (Form 438 BFU NS), or their equivalents, naming Lender as the Person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Lender; (v) shall be maintained throughout the term of the Loan without cost to Lender;  (vi) shall be assigned and the originals (or duplicate originals certified to be true and correct by the related insurer) delivered to Lender; and (vii) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation.  Any blanket Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 3.3(a).  Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the new Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided that such Insurance Premiums have not been paid to Lender or Lender’s servicing agent pursuant to Section 3.5 hereof).  If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any apparently expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand.  Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

(c)

If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the “Restoration”) and otherwise in accordance with Section 4.4 of this Security Instrument.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.  In case of loss covered by Policies, Lender may either (1) settle and adjust any claim without the consent of Borrower, or (2) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that (A) Borrower may adjust losses aggregating not in excess of $500,000 if such adjustment is carried out in a competent and timely manner and (B) if no Event of Default shall have occurred and be continuing, Lender shall not settle or adjust any such claim without the consent of Borrower, which consent shall not be unreasonably withheld or delayed.  In any case Lender shall and is hereby authorized to collect and receipt for any such insurance proceeds; and the expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand.

Section 3.4

Payment Of Taxes, Etc.  (a)   Borrower shall pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property (the “Utility Charges”) prior to the same becoming delinquent.  Borrower will deliver to Lender, promptly upon Lender’s request, evidence reasonably satisfactory to Lender that the Taxes, Other Charges and Utility Charges have been so paid or are not then delinquent.  Subject to Borrower’s right to contest such liens and charges as provided in Section 3.4(b) below, other than any Permitted Encumbrances, Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property.  Except to the extent sums sufficient to pay all Taxes, Other Charges and Utility Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes, Other Charges and Utility Charges prior to the date the same shall become delinquent.

(b)

After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes or other Charges, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any Permitted Encumbrances (defined below) and shall be conducted in accordance with all Applicable Laws, (iii) such proceeding shall suspend the collection of the Taxes or Other Charges from Borrower and from the Property or Borrower shall have paid all of the Taxes or other Charges under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger (as determined by Lender) of being sold, forfeited, terminated, cancelled or lost while the Taxes or Other Charges are being contested and such contest shall not jeopardize or impair the operation of the Property and (vi) unless Borrower has paid all of the Taxes or Other Charges under protest, Borrower shall have furnished the security as may be required in the proceeding, and as may be required by Lender to be deposited with Lender to insure the payment of any contested Taxes or Other Charges, together with all interest and penalties thereon.  Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the lien of this Security Instrument being primed by any related lien or the Property shall be in danger of being materially or adversely impaired.

Section 3.5

Escrow Fund.  In addition to the initial deposits with respect to Taxes and Insurance Premiums made by Borrower to Lender on the date hereof to be held by Lender in escrow, Borrower shall pay to Lender on the fifth (5th) day of each calendar month during the term of the Loan (a) one twelfth of an amount which would be sufficient to pay the Taxes and Other Charges payable, or reasonably estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) one twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the “Escrow Fund”).  Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes, Other Charges and Utility Charges directly from the appropriate taxing authority or utility company. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender.  Lender will apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof.  If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund.  If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, within five (5) Business Days of demand therefor, an amount which Lender shall estimate as sufficient to make up the deficiency.  The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender.  No earnings or interest on the Escrow Fund shall be payable to Borrower.

Section 3.6

Condemnation.  Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding pertaining to the Property and shall deliver to Lender copies of any and all papers served in connection with such proceeding.  Borrower shall, at its expense, diligently defend any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding the foregoing, at Lender’s election, Lender shall have the sole authority to make any compromise or settlement with the condemning authority in connection with such condemnation or eminent domain proceeding and Borrower hereby irrevocably appoints Lender as its true and lawful  attorney-in-fact (with full power of substitution), coupled with an interest to do so, with exclusive powers to collect, receive and retain any award or payment for any taking accomplished through a condemnation or eminent domain proceeding and to make any compromise or settlement in connection therewith.  All condemnation awards or proceeds shall be either (a) paid to Lender for application against the Debt or (b) applied to Restoration of the Property in accordance with Section 4.4 hereof.  Notwithstanding any taking by any public or quasi public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection (including, without limitation, reasonable attorneys’ fees and disbursements incurred by or on behalf of Lender), to the reduction or discharge of the Debt.  Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note.  Any award or payment to be applied to the reduction or discharge of the Debt or any portion thereof may be so applied whether or not the Debt or such portion thereof is then due and payable.  If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been or may be sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

Section 3.7

Leases And Rents.  (a)  Borrower does hereby absolutely and unconditionally assign to Lender, Borrower’s right, title and interest in all current and future Leases and Rents, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only.  Such assignment to Lender shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Lender.  Borrower agrees to execute and deliver to Lender such additional instruments, in form and substance satisfactory to Lender, as may hereafter be reasonably requested by Lender to further evidence and confirm such assignment.  Nevertheless, subject to the terms of this Section 3.7, Lender grants to Borrower a revocable license to operate and manage the Property and to collect the Rents.  Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of such sums.  Upon and during the continuance of an Event of Default, without the need for notice or demand, the license granted to Borrower herein shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents, whether or not Lender enters upon or takes control of the Property.  Lender is hereby granted and assigned by Borrower the right, at its option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court appointed receiver to collect the Rents.  Any Rents collected after and during the continuance of the revocation of the license may be applied toward payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper.

(b)

All Leases shall be written on the standard form of lease which has been approved by Lender, except for any commercially reasonable changes agreed to in the ordinary course of negotiations.  All Leases shall provide that they are subordinate to this Security Instrument and that the tenant thereunder agrees to attorn to Lender.

(c)

Borrower (i) shall observe and perform, in all material respects, all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall receive thereunder; (iii) shall not collect any of the Rents more than one (1) month in advance; (iv) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents; and (v) Borrower shall promptly send copies to Lender of all notices of default which Borrower shall send under any Lease; and, (A) shall enforce, in a commercially reasonable manner, all of the terms, covenants and conditions contained in the Lease upon the part of the lessee thereunder to be observed or performed, short of termination thereof; (B) except as permitted under Section 3.7(d), shall not amend, alter, modify or change the terms of any Lease in any material respect without the prior written consent of Lender, such consent not to be unreasonably withheld or delayed; (C) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property or of any interest therein so as to effect a merger of the estates and rights, or a termination or diminution of the obligations of, tenants under the Leases; (D) shall not consent to any assignment of or subletting under the Leases not in accordance with the terms of the applicable Lease, without the prior written consent of Lender, such consent not to be unreasonably withheld or delayed; and (E) shall not cancel or terminate any Lease or accept a surrender thereof, except that any Lease which is not a Major Lease, may be canceled or terminated in connection with an exercise of remedies by Borrower, as landlord, under such Lease, due to a default beyond applicable notice and grace periods under such Lease.

(d)

Borrower, as the lessor thereunder, may enter into proposed Lease renewals and new Leases without the prior written consent of Lender, provided each such proposed Lease or Lease renewal:  (i) is not a Major Lease; (ii) shall have an initial term of not less than three (3) years or greater than ten (10) years; (iii) shall provide for rental rates comparable to then existing local market rates and shall be an arm’s length transaction; (iv) shall not provide for the Rent to decline at any point during the term of such Lease and shall not contain any options for renewal or expansion by the tenant thereunder at rental rates which are either below comparable market levels or less than the rental rates paid by the tenant during the initial lease term; (v) shall be to a tenant which is experienced, creditworthy and reputable; and (vi) shall comply with the provisions of subsection (b) above; (vii) shall not contain any options to purchase, or other rights with respect to the ownership of the Property, and (viii) shall not contain any restrictions on landlord’s rights to lease remaining portions of the Property.  Borrower may enter into a proposed lease which does not satisfy all of the conditions (i) through (viii) set forth above in this subsection (d) provided Lender consents in writing to such proposed lease, such consent not to be unreasonably withheld or delayed.  Borrower expressly understands that any and all proposed leases are included in the definition of “Lease” or “Leases” as such terms may be used throughout this Security Instrument and the other Loan Documents.  Borrower shall furnish Lender with executed copies of all Leases and any amendments or other agreements pertaining thereto within ten (10) Business Days of the execution thereof.  For all purposes under the Loan Documents, a “Major Lease” shall mean any Lease (i) which individually or in the aggregate with any other Leases entered by the same tenant and/or such tenant’s affiliates is for greater than 20,000 square feet or (ii) which has a minimum base rent of less than $9 per rentable square foot on a triple net basis.

(e)

Security deposits of tenants, whether held in cash or any other form, shall be held in accordance with all Applicable Laws and shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks as may be reasonably satisfactory to Lender.  Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any Applicable Laws shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Lender, shall, if permitted pursuant to any Applicable Laws, name Lender as payee, beneficiary or lender thereunder (or at Lender’s option, be fully assignable to Lender) and shall, in all respects, comply with any Applicable Laws and otherwise be reasonably satisfactory to Lender.  Borrower shall, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing.  Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender’s request, turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Property, to be held by Lender subject to the terms of the Leases.  If Borrower is entitled pursuant to any Lease to retain the security deposit deposited pursuant to such Lease, then such amount shall immediately be transferred by Borrower into the Clearing Account (as defined in the Cash Management Agreement).

(f)

Provided that no Event of Default is continuing, if Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 3.7(f) and shall explicitly state that failure by Lender to approve or disapprove within ten (10) Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower within ten (10) Business Days after receipt by Lender of the request, and Borrower delivers to Lender a second written request for approval following the expiration of the initial ten (10) Business Day period with fourteen point font stating “SECOND REQUEST FOR LEASE APPROVAL” and Lender fails to reject the second request within a five (5) Business Day period following receipt of such second notice, the Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease shall be deemed approved by Lender following the expiration of such subsequent (5) Business day period for approval, and Borrower at such time shall be entitled to enter into such proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease.

Section 3.8

Maintenance Of Property.  Borrower shall cause the Property to be maintained in a good and safe condition and repair (normal wear and tear excepted).  The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the prior written consent of Lender or as otherwise permitted pursuant to the Loan Documents.  Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land.  Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof which may have a material adverse effect on the use, operation or value of the Property.  If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.

Section 3.9

Waste.  Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that is reasonably likely to invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument.  Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.10

Compliance With Laws.  Borrower shall promptly comply in all material respects with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting or which may be interpreted to affect the Property, or the use thereof (“Applicable Laws”).  Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

Section 3.11

Books And Records. (a)  Borrower shall keep adequate books and records of account in accordance with GAAP (as defined below) with methods acceptable to Lender in its sole discretion, consistently applied and furnish to Lender:

(i)

monthly rent rolls signed and dated by an officer, general partner, managing member or principal of Borrower (an “Authorized Officer”), in the form approved by Lender in connection with the origination of the Loan, certified to the best knowledge of such Person after having made due inquiry, detailing the names of all tenants of the Improvements, the portion of

Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each calendar month;

(ii)

a monthly operating statement of the Property, certified by an Authorized Officer, to be true and complete to the best knowledge of such Person after having made due inquiry, detailing the total revenues received, total expenses incurred, total capital expenditures (including, but not limited to, all capital improvements (including, but not limited to, tenant improvements)), leasing commissions and other leasing costs, total debt service and total cash flow, within thirty (30) days after the close of each calendar month, and if available, any quarterly operating statement reviewed by an independent certified public accountant, within forty-five (45) days after the close of each calendar quarter (in accordance with Securities and Exchange Commission reporting timelines);

(iii)

a complete copy of Borrower’s annual financial statements (which statements are consolidated with TREHC (as defined below)) audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (defined below) (or such other accounting basis acceptable to Lender) covering the Property for such fiscal year and containing statements of profit and loss for Borrower and the Property and a balance sheet for Borrower, within ninety (90) days following the end of each fiscal year of Borrower.  Such statements shall set forth the financial condition and the results of operations for the Property for such fiscal year, and shall include, but not be limited to, amounts representing annual net cash flow, Net Operating Income, Gross Income from the Property and operating expenses.  Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior fiscal year, (ii) an Officer’s Certificate (defined below) stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP, (iii) an opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iv) a list of tenants, if any, occupying more than twenty percent (20%) of the total floor area of the Improvements and (v) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, and (vi) a schedule audited by such independent certified public accountant reconciling Net Operating Income to net cash flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at net cash flow deemed material by such independent certified public accountant.  Together with Borrower’s annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether or not there exists an event or circumstance which constitutes a default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.  As used herein, “GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report, and “Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an Authorized Officer.

(iv)

an annual operating budget (the “Annual Budget”) presented on a monthly basis consistent with the annual operating statement described above for the Property and all proposed capital replacements and improvements at least sixty (60) days prior to the start of each calendar year, in each case in form and substance reasonably satisfactory to Lender.  The Annual Budget shall be subject to Lender’s written approval (each such Annual Budget, as so approved in writing by Lender, is herein referred to as an “Approved Annual Budget”).  In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender.  Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget.  Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, Other Charges and Utility Charges.  In the event that Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval; and

(v)

Borrower shall cause each of (i) Talon Real Estate Holding Corp., a Utah corporation (“TREHC”) and (ii) Talon OP, LP, a Minnesota limited partnership (“Talon OP”; and, collectively, together with their respective successors, assigns or any replacement guarantor or indemnitor, jointly and severally and individually or collectively, “Guarantor”) to furnish to Lender annually, within ninety (90) days following the end of each calendar year, a complete copy of Guarantor’s annual financial statements (including, without limitation, statements of financial condition, income and cash flows, net worth and a list of all contingent liabilities) audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender prepared in accordance with GAAP.  Guarantor’s annual financial statements shall be accompanied by (i) a certificate from Guarantor acceptable to Lender stating that each such annual financial statement presents fairly the financial condition of Guarantor being reported upon and has been prepared in accordance with GAAP and (ii) an opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender.

(vi)

Guarantor shall furnish Lender with current certified financial statements or other information evidencing its compliance with the Financial Covenants (as defined below) no later than the Payment Date occurring in December, 2014 and thereafter no later than forty-five days following the end of each calendar quarter and at the end of each calendar year, and as may, from time to time (but not more than once per calendar quarter), be reasonably requested by Lender in form and substance satisfactory to Lender.

Baker Tilly Virchow Krause, LLP is a certified public accounting firm acceptable to Lender.

(b)

Upon request from Lender, Borrower and its affiliates shall furnish to Lender:  (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by an Authorized Officer to be true and complete, but no more frequently than quarterly; and (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

(c)

Borrower and Guarantor shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.

(d)

For so long as any Guarantor is a publicly traded entity, the annual financial statements filed by such Guarantor with the U.S. Securities and Exchange Commission may be delivered to Lender in satisfaction of such Guarantor’s obligations under Section 3.11(a)(v).

Section 3.12

Payment For Labor And Materials. (a)  Subject to the provisions of Section 3.12(b) below, Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests created hereby or by the other Loan Documents, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby or by the other Loan Documents, except for the Permitted Encumbrances (defined below).

(b)

Notwithstanding the foregoing, it shall not be a default under the terms and conditions of this Section 3.12 if, in respect of a mechanic’s or materialman’s lien asserted against the Property for Labor and Material Costs (each, a “Mechanic’s Lien”), Borrower, at its own expense, contests by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs or Mechanic’s Lien, provided that: (i) Borrower shall have provided Lender with written notice of such Mechanic’s Lien within five (5) Business Days of obtaining knowledge thereof; (ii) within five (5) Business Days of obtaining knowledge of the filing of any Mechanic’s Lien, Borrower shall have furnished to Lender  (A) a cash deposit equal to 125% of the amount of the Labor and Material Costs which are the subject of such Mechanic’s Lien, (B) an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of the Labor and Material Costs which are the subject of such Mechanic’s Lien, or (C) insurance coverage to the satisfaction of Lender by the title insurance company issuing the title insurance policy insuring the lien of the Security Instrument, plus in each instance a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith; (iii) no Event of Default shall have occurred and be continuing; (iv) Borrower shall at all times diligently prosecute the discharge of such Mechanic’s Lien; (v) neither the Property nor any part thereof nor any interest therein shall be in danger of being sold, forfeited, terminated, canceled or lost; (vi) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder beyond any applicable notice and cure periods, (vii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property, or Borrower shall have paid all of the Labor and Material Costs under protest and (viii) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested Labor and Materials Cost determined to be valid, applicable or unpaid.  Lender may apply any such security or part thereof, as necessary to pay for such Labor and Materials Cost at any time when, in the judgment of Lender, the validity, applicability or non-payment of such Labor and Materials Cost is finally established or the Property (or any part thereof or interest therein) is in danger of being sold, forfeited, terminated, cancelled or lost (such that Lender would not, after the passage of additional time, have a reasonable period of time to avoid such sale, forfeit, termination, cancellation or loss though the application of the security required hereunder or through other reasonable means).

Section 3.13

Performance Of Other Agreements.  Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, and any amendments, modifications or changes thereto.

Section 3.14

Property Management.

(a)

If (a) an Event of Default has occurred, (b) the Manager (as defined in the Note) shall become bankrupt or insolvent, (c) a default occurs beyond applicable notice and cure periods under that certain Asset and Property Management Agreement dated as of the date hereof (the “Property Management Agreement”) between Borrower and Manager or (d) if at any time, the Manager has engaged in gross negligence, fraud or willful misconduct, Borrower shall, at the request of Lender, terminate the Property Management Agreement and replace the Manager with a property manager reasonably acceptable to Lender pursuant to a replacement property management agreement reasonably acceptable to Lender within thirty (30) days of such request, it being understood and agreed that the management fee for such replacement property manager shall not exceed then prevailing market rates.  Borrower shall not (i) surrender, terminate, cancel, modify, amend, renew or extend the Property Management Agreement pertaining to the Property, (ii) enter into any other agreement relating to the management or operation of the Property with the Manager or any other Person (other than the Sub-Management Agreement (as defined below)), (iii) consent to the assignment by the Manager of its interest under the Property Management Agreement, or (iv) waive or release any of Borrower’s rights and remedies under the Property Management Agreement, in each case without the express prior written consent of Lender, which consent shall not be unreasonably withheld; provided, that, with respect to a new property manager, such new property manager and the replacement property management agreement shall each be approved by Lender.  Any new property manager and Borrower shall, as a condition to Lender’s consent, execute a subordination of management agreement in form and content acceptable to Lender.  Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Property Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

(b)

If (a) an Event of Default has occurred, (b) the Sub-Manager (as defined in below) shall become bankrupt or insolvent, (c) a default occurs beyond applicable notice and cure periods under that certain [Sub-Management Agreement] dated as of the date hereof (the “Sub-Management Agreement”) between Manager and Swervo Management Division, LLC, a Minnesota limited liability company (“Sub-Manager”) or (d) if at any time, the Sub-Manager has engaged in gross negligence, fraud or willful misconduct, Borrower shall, at the request of Lender, cause Manager to terminate the Sub-Management Agreement and replace the Sub-Manager with a sub-manager reasonably acceptable to Lender pursuant to a replacement sub-management agreement reasonably acceptable to Lender within thirty (30) days of such request, it being understood and agreed that the sub-management fee for such replacement property manager shall not exceed then prevailing market rates.  Borrower shall not permit Manager to (i) surrender, terminate, cancel, modify, amend, renew or extend the Sub-Management Agreement pertaining to the Property, (ii) enter into any other agreement relating to the management or operation of the Property with the Sub-Manager or any other Person (other than the Property Management Agreement), (iii) assign or consent to the assignment by the Sub-Manager of any interest under the Sub-Management Agreement, or (iv) waive or release any of Manager’s rights and remedies under the Sub-Management Agreement, in each case without the express prior written consent of Lender, which consent shall not be unreasonably withheld; provided, that, with respect to a new sub- manager, such new sub-manager and the replacement sub- management agreement shall each be approved by Lender.  Any new sub-manager, Manager and Borrower shall, as a condition to Lender’s consent, execute a subordination of sub-management agreement in form and content acceptable to Lender.  Following the occurrence and during the continuance of an Event of Default, Borrower shall not permit Manager to exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Sub-Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

Section 3.15

Agreements.  Borrower hereby covenants with Lender that during the term of the Loan: (a) Borrower shall fulfill and perform in all material respects, each and every term, covenant and provision of the Agreements to be fulfilled or performed by Borrower thereunder, if any, (b) Borrower shall, in the manner provided for in this Security Instrument, give prompt notice to Lender of any notice received by Borrower under any of the Agreements, together with a complete copy of any such notice, (c) Borrower shall enforce in a commercially reasonable manner, short of termination thereof, the performance and observance of each and every term, covenant and provision of the Agreements to be performed or observed, if any and (d) Borrower shall not terminate or amend any of the terms or provisions of any of the Agreements, except as may be permitted pursuant to the terms of the Agreements and done in the ordinary course of business, without the prior written consent of Lender, which consent may be withheld by Lender in Lender’s reasonable discretion.

ARTICLE 4 - SPECIAL COVENANTS

Borrower covenants and agrees that:

Section 4.1

Property Use. The Property shall be used only for office use and other uses appurtenant thereto and for no other use without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.

Section 4.2

ERISA.  (a)  Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the other Loan Documents) to be a non exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b)

Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

A)

Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2);

B)

Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3 101(f)(2); or

C)

Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3 101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

Section 4.3

Single Purpose Entity.  Borrower has not and shall not:  (a) engage in any business or activity other than the ownership, development, operation, financing and maintenance of the Property, and activities incidental thereto; (b) acquire or own any material assets other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property; (c) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender’s consent; (d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s Partnership Agreement, Articles or Certificate of Incorporation, limited liability company operating agreement or similar organizational documents, as the case may be, as the same may be further amended or supplemented as permitted herein, if such amendment, modification, termination or failure to comply would adversely affect the ability of Borrower to perform its obligations under this Security Instrument, under the Note or under the other Loan Documents; (e) own any subsidiary or make any investment in, any Person without the consent of Lender; (f) commingle its assets with the assets of any of its general partners, members, shareholders affiliates, principals or of any other Person; (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except with respect to trade payables in the ordinary course of its business of owning and operating the Property, provided that such trade payables are paid within sixty (60) days of when incurred and do not exceed 2% of the Loan amount, and are not evidenced by a note; (h) fail to remain solvent and fail to pay its debts and liabilities from its assets as the same shall become due; (i) fail to maintain its records, books of account and bank accounts separate and apart from those of the general partners, members, shareholders,  principals and affiliates of Borrower, the affiliates of a member, shareholder or general partner of Borrower, and any other Person; (j) enter into any contract or agreement with any general partner, principal, member, shareholder or affiliate of Borrower, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms length basis with third parties other than any member, shareholder or general partner, principal or affiliate of Borrower; (k) seek the dissolution or winding up in whole, or in part, of Borrower; (l) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any member, shareholder or general partner, principal or affiliate of Borrower, or any member, shareholder or general partner, principal or affiliate thereof or any other Person; (m) hold itself out to be responsible for the debts of another Person; (n) make any loans or advances to any Person, including any member, shareholder or general partner, principal or affiliate of Borrower, or any member, shareholder or general partner, principal or affiliate thereof; (o) fail to file its own tax returns unless Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Applicable Law; (p) agree to, enter into or consummate any transaction which would render Borrower unable to furnish the certification or other evidence referred to in Section 4.2(b) hereof; (q) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any member, shareholder or general partner, principal or affiliate of Borrower, or any member, shareholder or general partner, principal or affiliate thereof); (r) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or (s) without the unanimous written consent of all of its members and its Independent Director, file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.  Borrower shall at all times have at least one (1) independent manager or independent director (in either case, an “Independent Director”), and shall not replace such independent manager or independent director, without the prior written consent of Lender.

Section 4.4

Restoration After Casualty/Condemnation.  In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

(a)

If the Net Proceeds (defined below) shall be less than $500,000 and the costs of completing the Restoration shall be less than $500,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

(b)

If the Net Proceeds are equal to or greater than $500,000 or the costs of completing the Restoration is equal to or greater than $500,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.4(b).  The term “Net Proceeds” for purposes of this Section 4.4(b) shall mean:  (i) the net amount of all insurance proceeds received by Lender pursuant to Subsections 3.3(a) (i), (iv), (ix), and (x) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting the same or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting the same, whichever the case may be.

(i)

The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met:  (A) no monetary or material non-monetary Default or Event of Default shall have be continuing; (B) Borrower shall deliver or cause to be delivered to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, satisfactory to Lender; (C) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration; (D) Borrower shall deliver to Lender, at its expense, the insurance set forth in Subsection 3.3(a)(iii) hereof; (E) less than twenty-five percent (25%) of the total floor area of the Improvements has been damaged, destroyed, taken, or rendered unusable as a result of such fire or other casualty or taking, whichever the case may be; (F) Leases demising in the aggregate at least seventy-five (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration; (G) Borrower shall commence the Restoration as soon as reasonably practicable and shall diligently pursue the same to satisfactory completion; (H) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note at the Applicable Interest Rate (as defined in the Note), which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.3(a)(ii), if applicable, or (3) by other funds of Borrower which are deposited with Lender prior to the commencement of the Restoration; (I) Lender shall be satisfied that, upon the completion of the Restoration, the gross cash flow and the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, achieving a Debt Service Coverage Ratio (as defined in the Note) equal to or greater than the greater of the Debt Service Coverage Ratio as of the date hereof and immediately prior to the applicable casualty or taking, which Debt Service Coverage Ratio shall be determined by Lender in its sole and absolute discretion on the basis of the Applicable Interest Rate (as defined in the Note); (J) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the then scheduled Maturity Date (as defined in the Note) without giving effect to any Extension Option (as defined in the Note), (2)

one (1) year after the occurrence of such fire or other casualty or taking, whichever the case may be, (3) the earliest date required for such completion under the terms of any Leases which are required to remain in effect subsequent to the occurrence of such fire or other casualty or taking in accordance with the provisions of this Subsection 4.4(b), or (4) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable; (K) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; (L) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws (defined below)); (M) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the Improvements and (N) the Net Proceeds shall equal an amount less than 50% of the then outstanding principal balance of the Loan.

(ii)

The Net Proceeds shall be held by Lender, and until disbursed in accordance with the provisions of this Subsection 4.4(b), shall constitute additional security for the Obligations.  The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) subject to Borrower’s right to contest as provided in Section 3.12(b), there exist no notices of pendency, stop orders, Mechanic’s Liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

(iii)

All plans and specifications required in connection with the Restoration shall be subject to prior reasonable review and approval in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”).  Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior reasonable review and approval by Lender and the Casualty Consultant.  All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees, shall be paid upon demand of Lender by Borrower. As a condition to making any disbursements of Net Proceeds where the cost of Restoration is estimated to equal or exceed $500,000.00 the Lender may, in its sole, but good faith discretion, require Borrower to provide (any and all of which shall be in form and substance acceptable to Lender) (x) a fixed price general contract or a guaranteed maximum price general contract with a general contractor acceptable to Lender, (y) payment and performance bonds and/or (z) a guaranty of completion and cost overruns from Guarantor.

(iv)

In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage.  The term “Casualty Retainage” as used in this Subsection 4.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed.  There shall be no Casualty Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the

Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re occupancy and use of the Property have been obtained from all appropriate governmental and quasi governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage.  Notwithstanding the foregoing, Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument.  If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.  Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(v)

If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the Obligations.

(vi)

With respect to Restorations related to casualties, the excess, if any, of the Net Proceeds, and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be deposited by Lender in the Clearing Account (as defined in the Cash Management Agreement), and as long as no Event of Default shall be continuing, shall be applied in accordance with the “waterfall” set forth in the Cash Management Agreement, or if an Event of Default has occurred and is continuing, may be applied by Lender against the Debt in such order of priority and proportion as Lender shall elect.

(c)

All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be applied pursuant to Subsection 4.4(b)(vi) may, at Lender’s election, be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.  If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

(d)

Notwithstanding anything to the contrary set forth in this Agreement, including the provisions of this Section 4.4, if the Loan (or any portion thereof or interest therein) is included in a "real estate mortgage investment conduit" within the meaning of Section 860D of the IRS Code (a “REMIC Trust”), and, immediately following a release (if applicable) of any portion of the lien of this Security Instrument following a casualty or taking (but taking into account any proposed Restoration of the remaining Property), the Loan to Value Ratio (as defined in the Note) is greater than 125%, the outstanding principal balance of the Loan must be paid down by an amount equal to the least of the following amounts: (i) the net award (after payment of Lender's out-of-pocket costs and expenses and any other fees and expenses that have been approved by Lender) or the Net Proceeds (after payment of Lender's out-of-pocket costs and expenses and any other fees and expenses that have been approved by Lender), as the case may be, or (ii) a "qualified amount" as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, replaced, supplemented or modified from time to time, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable securitization trust will not fail to maintain its status as a REMIC Trust and the Loan will not fail to be a "qualified mortgage" within the meaning of Section 860(a)(3)(A) of the IRS Code as a result of the related release of such portion of the lien of such Security Instrument.  If and to the extent the preceding sentence applies, only such amount of the Net Proceeds, if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrower as otherwise expressly provided in this Section 4.4.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES
AND ADDITIONAL COVENANTS

Borrower represents, warrants and covenants to Lender that:

Section 5.1

Warranty Of Title.  Borrower (i) has good title to the Property, (ii) has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same, (iii) subject to those exceptions (other than standard printed exceptions) shown in the title insurance policy insuring the lien of this Security Instrument and any other encumbrances approved by Lender in writing or permitted or created pursuant to the Loan Documents (the “Permitted Encumbrances”), has an unencumbered fee simple absolute estate in the Land and the Improvements and (iv) owns the Property free and clear of all liens, encumbrances and charges whatsoever, except for Permitted Encumbrances.  Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever.

Section 5.2

Authority. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed.

Section 5.3

Legal Status And Authority.  Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization; (b) is duly qualified to transact business and is in good standing in the state where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property.  Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the other Loan Documents.  Borrower’s exact legal name is correctly set forth on the first page of this Security Instrument.  Borrower shall notify Lender (i) of any change of its organizational identification number, or (ii) if Borrower does not now have an organizational identification number and later obtains one, of such organizational identification number.

Section 5.4

Validity Of Documents.  (a)  The execution, delivery and performance by Borrower of the Note, this Security Instrument and the other Loan Documents and the borrowing evidenced by the Note (i) are within the limited liability company power of Borrower; (ii) have been authorized by all requisite limited liability company action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or Governmental Authority, the certificate of formation and operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument and that certain Assignment of Leases and Rents by Borrower in favor or Lender in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby); and (b) the Note, this Security Instrument and the other Loan Documents constitute the legal, valid and binding obligations of Borrower.

Section 5.5

Litigation.  There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Borrower, threatened against Borrower or the Property before any governmental or administrative body, agency or official which (i) challenges the validity of this Security Instrument, the Note or any of the other Loan Documents or the authority of Borrower to enter into this Security Instrument, the Note or any of the other Loan Documents or to perform the transactions contemplated hereby or thereby or (ii) if adversely determined would have a material adverse effect on the occupancy of the Property or the business, financial condition or results of operations of Borrower or the Property.

Section 5.6

Status Of Property.  (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

(b)

Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(c)

The Property and the present and contemplated use and occupancy thereof are in compliance in all material respects with all applicable zoning ordinances, building codes, land use and environmental laws and other similar laws.

(d)

The Property is served by all utilities required for the current or contemplated use thereof.  All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(e)

All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all weather and are physically and legally open for use by the public.

(f)

The Property is served by public water and sewer systems.

(g)

The Property is free from damage caused by fire or other casualty.

(h)

Except as disclosed to Lender in writing, to Borrower’s knowledge, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

(i)

Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

(j)

All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

Section 5.7

No Foreign Person.  Borrower is not a “foreign person” within the meaning of Sections 1445(f)(3) of the Code and the related Treasury Department regulations, including temporary regulations.

Section 5.8

Separate Tax Lot.  The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 5.9

ERISA Compliance.  (a)  As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the Code, and (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and

(b)

As of the date hereof and throughout the term of the Loan (i) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

Section 5.10

Leases.  Except as disclosed in the rent roll for the Property and any tenant estoppels delivered to Lender in connection with the origination of the Loan, )   Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (other than to Lender); (e) none of the Rents have been collected for more than one (1) month in advance; (f) all work to be performed by the lessor under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the lessor under each Lease to any tenant has already been received by such tenant; (g) all security deposits under the Leases are being held in accordance with Applicable Laws; (h) there exist no offsets or defenses to the payment of any portion of the Rents; (i) the current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute a default thereunder by any party; (j) no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property or any portion thereof, and no tenant under any Lease has any right or option for additional space on the Property; (k) there are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with any of the Leases described on the rent roll previously provided to Lender, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing;  (l) each tenant has unconditionally taken possession of and is occupying all of its leased premises located at the Property and each such tenant has commenced the payment of rents for all space subject to its Lease and (m) all work to be performed by the landlord under each Lease has been completed in a good and workmanlike manner and in accordance with the applicable Lease and such work has been accepted by the applicable tenant and all reimbursements and allowances due to any tenant in connection with any such work have been paid in full.

Section 5.11

Financial Condition.  )  Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b) Borrower has received reasonably equivalent value for its obligations under the Loan Documents.

Section 5.12

Business Purposes.  The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 5.13

Taxes.  Borrower has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it, other than taxes that are being diligently contested (i) in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP and (ii) in accordance with the Loan Documents.  Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 5.14

Mailing Addresses.  Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

Section 5.15

No Change In Facts Or Circumstances.  All information submitted to Lender in connection with any request by Borrower for the Loan and/or any letter of application, preliminary commitment letter, final commitment letter or other application or letter of intent (including, but not limited to, all financial statements, rent rolls, reports and certificates) are accurate, complete and correct in all material respects.  There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

Section 5.16

Disclosure.  Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 5.17

Letter-Of-Credit Rights.  If Borrower is at any time a beneficiary under a letter of credit relating to any of the Property now or hereafter issued in favor of Borrower, Borrower shall promptly  notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for the Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing in each case that the proceeds of any drawing under the letter of credit are to be applied as provided in Section 11.2 of this Security Instrument.

Section 5.18

Authorization To File Financing Statements, Power Of Attorney.  Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of Borrower as authorized by Applicable Law, as applicable to all or part of the fixtures or Personal Property.  For purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by Lender.  Borrower also ratifies its authorization for Lender to have filed any initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument.  Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Borrower’s own name to execute in Borrower’s name any documents and otherwise to carry out the purposes of this Section 5.18, to the extent that Borrower’s authorization above is not sufficient.  To the extent permitted by law, Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable.

Section 5.19

Embargoed Person.  (a)  None of Borrower or Guarantor nor, to Borrower’s knowledge after due inquiry, any Person that owns a twenty percent or greater interest in any of them is subject to sanctions of the United States government or in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations (“Laws”) relating to terrorism or money laundering, including Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or a Person similarly designated under any related enabling legislation or any other similar Executive Orders (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

(b)

None of Borrower, its managing member, Guarantor nor any Person that owns a twenty percent or greater interest in any of them is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation; or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order or a Person similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”).

(c)

None of Borrower, its managing member, Guarantor, nor, to Borrower’s knowledge after due inquiry, any Person that owns a twenty percent or greater interest in any of them is knowingly or will knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person, (ii) deal in, or otherwise engage in, any transaction relating to any property or interest in property blocked pursuant to any Executive Order or the Patriot Act, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Executive Order or the Patriot Act.

(d)

Notwithstanding anything to the contrary in this Section 5.19, the representations in this Section do not extend to any Person whose sole interest in Borrower is derived from direct or indirect interests in a publicly traded company which were obtained through a nationally recognized exchange.

ARTICLE 6 - OBLIGATIONS AND RELIANCES

Section 6.1

Relationship Of Borrower And Lender.  The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 6.2

No Reliance On Lender.  The officers, shareholders, members, principals or other beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property.  Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 6.3

No Lender Obligations.  (a)  Notwithstanding any of the provisions of this Security Instrument (including, but not limited to, the provisions of Subsections 1.1(f) and (l), Section 1.2 or Section 3.7), Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b)

By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the other Loan Documents, including without limitation, any Officer’s Certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 6.4

Reliance.  Borrower recognizes and acknowledges that in accepting the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the other Loan Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5.

ARTICLE 7 - FURTHER ASSURANCES

Section 7.1

Recording Of Security Instrument, Etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cooperate with Lender to cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property.  Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Loan Documents, any note, deed of trust or mortgage supplemental hereto, and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage or deed of trust supplemental hereto, or any instrument of further assurance, and any modification or amendment of any of the foregoing documents, except where prohibited by law so to do.

Section 7.2

Further Acts, Etc.  Borrower will, at the cost of Borrower, and without expense to Lender, duly, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws.  Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property.  Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 7.2.

Section 7.3

Changes In Tax, Debt, Credit And Documentary Stamp Laws.  (a)  If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any.  If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b)

Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes, Other Charges and Utility Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt.  If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c)

If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or shall impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 7.4

Estoppel Certificates.  (a)  After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee or Investor (as defined in Section 19.1) with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an Event of Default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

(b)

Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request (provided such request is not made more than twice in any calendar year), duly executed estoppel certificates from any one or more commercial lessees as required by Lender attesting to such facts regarding the Lease as Lender may reasonably require, including but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c)

Lender, by its acceptance of this Security Instrument, agrees to deliver to Borrower promptly upon Borrower’s request therefor (provided such request is not made more than twice in any calendar year) a written statement setting forth the unpaid principal amount of the Note, the accrued and unpaid interest thereon and the date on which an installment of interest and/or principal were last paid thereunder.

Section 7.5

Flood Insurance.  After Lender’s request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated “special flood hazard area.”

Section 7.6

Splitting Of Security Instrument, Mezzanine/ Subordinate Financing.  This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, in such denominations as Lender shall determine in its sole discretion, each of which shall cover all or a portion of the Property to be more particularly described therein.  To that end, Borrower, upon written request of Lender and at Lender’s sole cost and expense, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of the Note and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Lender.  In addition to the foregoing, Lender reserves the right to convert any portion of the Loan to subordinate financing, including one or more tranches of mezzanine debt, preferred equity, subordinate debt or participation in such loan, subordinate to such loan (collectively “Subordinate Financing”).  If the Subordinate Financing takes the form of a mezzanine loan, a mezzanine borrower (the “Mezzanine Borrower”) may be created which will own 100% of the ownership and economic interest in the Borrower.  One hundred percent (100%) of the ownership and economic interests in the Mezzanine Borrower may, at Lender’s discretion, be required to be pledged as security for such tranches of Subordinate Financing, if any.  A default with the related Loan shall be a default under the respective Subordinate Financing.  Such Subordinate Financing shall be subject to an intercreditor agreement by and between Lender and the subordinate lender(s).  The individual coupon rates of any such Subordinate Financing, when blended, in the aggregate shall initially equal the Applicable Interest Rate (as defined in the Note).  Notwithstanding anything to the contrary contained in this Security Instrument or the other Loan Documents, other than costs and expenses which are otherwise the responsibility of Borrower pursuant to the terms of the Loan Documents, Borrower shall not be responsible for the payment of the costs and expenses incurred in connection with Lender exercising its options under this Section 7.6, other than any internal, administrative or clerical cost and expenses incurred by Borrower.

Section 7.7

Replacement Documents.  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 8 - DUE ON SALE/ENCUMBRANCE

Section 8.1

Lender Reliance.  Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its members, shareholders, principals and in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for the payment and performance of the Obligations, including the repayment of the Debt.  Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should an Event of Default occur, Lender can recover the Debt by a sale of the Property.

Section 8.2

No Sale/Encumbrance/Assumption.  Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any direct or indirect part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred (each, a “Transfer”).  The Loan is not assumable.

Section 8.3

Sale/Encumbrance Defined.

(a)

A Transfer within the meaning of this Article 8 shall be deemed to include, but not limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (c) if Borrower or any member of Borrower is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation’s stock or the creation or issuance of new stock by which an aggregate of more than 49% of the ownership of such corporation’s stock shall be vested in or pledged to a party or parties who are not now stockholders; (d) if Borrower or any member of Borrower is a limited liability company, the voluntary or involuntary sale, conveyance, transfer or pledge of membership interests in the capital or profits of such company or the creation or issuance of new membership interests by which an aggregate of more than 49% of the ownership of such company’s membership interests shall be vested in or pledged to a party or parties who do not now hold membership interests in such company; (e) if Borrower or any member of Borrower is a limited or general partnership or joint venture, (i) the change, removal or resignation of a general partner or managing partner, (ii) the transfer or pledge of the partnership interest of any general partner or managing partner or the right to receive any future profits or proceeds relating to such partnership interest, (iii) the transfer or pledge of more than 49% of the capital or profits of the partnership or (iv) the creation or issuance of new membership interests by Borrower or its general partner which an aggregate of more than 49% of the ownership of partnership interests in such partnership shall be vested in a party or parties who do not now hold partnership interests in such partnership or joint venture; and (f) without limitation to the foregoing, any voluntary or involuntary sale, transfer, conveyance or pledge by any Person which directly or indirectly controls Borrower (by operation of law or otherwise) (a “Principal”) of its direct or indirect controlling interest in Borrower.

(b)

Notwithstanding the foregoing, provided that: (w) Talon OP at all times Controls and owns 100% of the direct interest in Borrower, (x) TREHC at all times Controls and holds 100% of the direct general partnership interests in Talon OP, (y) to the extent that any Person would obtain a more than a 20% direct or indirect interest in Borrower following a Transfer, Borrower shall have provided notice of such Transfer and the identity of such person to Lender at least ten (10) Business Days prior to such Transfer, such that Lender can perform its compliance searches (and such compliance searches do not disclose any matters which are not acceptable to Lender) and (z) Borrower shall at all times comply with Section 4.3 hereof, the following Transfers shall not be deemed to be prohibited by Section 8.2:

(i)

transfer by devise or descent or by operation of law upon the death of a partner, member, shareholder or stockholder of Borrower or any Principal or any general partner or member thereof;

(ii)

a sale, transfer or hypothecation of a partnership, shareholder or membership interest in Borrower, whichever the case may be, by the current partner(s), shareholder(s) or member(s), as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such partner, or shareholder or member or to a Principal (or a trust for the benefit of any such Persons), as long as any such Transfer does not result in a change in Control of Borrower;

(iii)

the transfer or issuance of common stock in TREHC or of common limited partnership interests in Talon OP;

(iv)

the transfer or issuance of preferred limited partnership interests (and derivatives thereof) in Talon OP or preferred stock (and derivatives thereof) in TREHC, provided that (A) unless the Financial Covenants are then being satisfied (when taking into account any obligations with respect to such preferred limited partnership interests), no preferred limited partnership interest shall have a mandatory redemption obligation or any other required payment, the failure of which would result in the holder of any such interests having any remedies with respect to Talon OP or Borrower, but any preferred interests which are issued in consideration of the contribution of property other than the Property may be granted “claw back” rights with respect to such other property, (B) the holder of any preferred limited partnership interest shall never be granted a security interest directly or indirectly in the Borrower or the Property and (C) no preferred limited partnership interests issued in connection with the contribution of the Property to Borrower shall have a mandatory preferred return or mandatory redemption obligation which accrues earlier than the date that is one (1) year following the stated Maturity Date;

(v)

pledges of stock in TREHC or pledges of partnership interests in Talon OP to the holder of a credit facility secured thereby; provided that (1) the Financial Covenants are then being satisfied (when taking into account such credit facility), (2) any such holder of such credit facility is national banking association which has a long term unsecured debt rating of “A” from S&P and is regularly engaged in the practice of making such loans and (3) the repayment of the credit facility is not contingent in any way to the cash flow of the Property.

ARTICLE 9 - PREPAYMENT

Section 9.1

Prepayment Before Event Of Default.  The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note including the payment of any applicable prepayment consideration or premium due under the Note.

Section 9.2

Prepayment On Casualty And Condemnation.  Provided no Event of Default exists under the Note, this Security Instrument or the other Loan Documents, in the event of any prepayment of the Debt pursuant to the terms of Sections 4.4 hereof, no prepayment consideration or premium shall be due in connection therewith, but Borrower shall be responsible for all other amounts due under the Note, this Security Instrument and the other Loan Documents.  Any prepayment made pursuant to this Section 9.2 that is not made on a Monthly Payment Date (as defined in the Note) shall be accompanied by interest that would be due and payable through the next scheduled Monthly Payment Date.

Section 9.3

Prepayment After Event Of Default.  Following an Event of Default and acceleration of the Debt, if Borrower or anyone on Borrower’s behalf makes a tender of payment of the amount necessary to satisfy the Debt at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under this Security Instrument), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower’s obligation to pay any prepayment consideration or premium due under the Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the prepayment consideration or premium that would have been payable on the date of such tender had the Debt not been so accelerated,

ARTICLE 10 - DEFAULT

Section 10.1

Events Of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)

if any portion of the Debt is not paid within five (5) days following the date the same is due or if the entire Debt is not paid on or before the Maturity Date;

(b)

if any of the Taxes, Other Charges and Utility Charges are not paid within ten (10) days following the date the same is due and payable except to the extent sums sufficient to pay such Taxes, Other Charges and Utility Charges have been deposited with Lender in accordance with the terms of this Security Instrument or to the extent Borrower is contesting the same in accordance with terms of the Loan Documents;

(c)

if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender within five (5) days of Lender’s request;

(d)

if the Property is subject to actual physical waste;

(e)

if Borrower violates or does not comply with any of the provisions of Sections 3.7 and 4.3 and Articles 8, 12 and 13;

(f)

if any representation or warranty of Borrower, Guarantor or any member, general partner, principal or beneficial owner of any of the foregoing made herein or any other Loan Document, guaranty or indemnity, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made, which breach, to the extent the same was not intentional on the part of Borrower or Guarantor and to the extent Lender would not be materially prejudiced by permitting Borrower to cure the same, in each case as determined by Lender in its sole, but good faith judgment, is not cured within thirty (30) days after notice of such breach from Lender (provided such thirty (30) day cure period shall only apply if the nature of the breach is one that is reasonably susceptible of being cured within such thirty (30) day period).  For the avoidance of doubt, in order to cure such breach, Borrower or Guarantor, as applicable, shall be required to cure the underlying state of facts and circumstances which caused such representation or warranty to be false or misleading as of the date made;

(g)

if (i) Borrower or Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower, Guarantor, any other guarantor or indemnitor or any general partner or managing member of Borrower, Guarantor, any other guarantor or indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower or Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(h)

if Borrower shall cause there to be any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument;

(i)

if the Property becomes subject to any Mechanic’s Liens or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

(j)

if any federal tax lien is filed against Borrower, Guarantor, any other guarantor or indemnitor or any general partner or managing member of Borrower, Guarantor, any other guarantor or indemnitor or the Property and same is not discharged of record within sixty (60) days after same is filed;

(k)

if Borrower fails to cure any violations of Applicable Laws within sixty (60) days of first having received notice thereof;

(l)

if (i) Borrower fails to provide Lender within five (5) days following demand of Lender with the written certification and evidence referred to in Section 4.2 hereof, or (ii) Borrower consummates a transaction which would cause the Security Instrument or Lender’s exercise of its rights under this Security Instrument, the Note or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA or a state statute;

(m)

if Borrower shall fail to reimburse Lender within five (5) days following demand, with interest calculated at the Default Rate (defined below), for all Insurance Premiums or Taxes, together with interest and penalties imposed thereon, paid by Lender pursuant to this Security Instrument;

(n)

if Borrower shall fail to timely deliver to Lender an estoppel certificate pursuant to the terms of Subsection 7.4(a);

(o)

if Borrower shall fail to timely deliver to Lender, after request by Lender, the statements referred to in Section 3.11 in accordance with the terms thereof;

(p)

if any default occurs in the performance of Guarantor’s, or any other guarantor’s or indemnitor’s obligations under any guaranty or indemnity executed in connection herewith, including, without limitation, that certain Guaranty of Recourse Obligations dated as of the date hereof, by Guarantor in favor of Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) and that certain  Environmental Indemnity Agreement, by Borrower and Guarantor in favor of Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Environmental Indemnity”);

(q)

if, following the six (6) month anniversary of the date hereof, Guarantor fails to maintain (i) a net worth (to be based on the lesser of (x) a fair market value analysis or (y) Guarantor’s basis in each of its assets and liabilities; provided that Lender, in its sole discretion may base the determination of net worth on fair market value even if greater than if based on Guarantor’s basis) that equals or exceeds Thirty Million and 00/100 Dollars ($30,000,000.00) (which, for purposes of calculating such net worth, shall treat any redemption obligations of preferred interests in any Guarantor as absolute liabilities) and (ii) cash and marketable securities in an amount equal to or greater than Three Million and 00/100 Dollars ($3,000,000.00) (clauses (i) and (ii), collectively, the “Financial Covenants”), and, within thirty (30) days following any failure of Guarantor to satisfy the Financial Covenants,  Borrower fails to cause a Person acceptable to Lender in its sole discretion to join in Guarantor’s obligations under the Guaranty and Environmental Indemnity;

(r)

if the organizational documents of Borrower or those of its constituent direct and indirect owners, including,  without limitation Guarantor, are amended or modified to permit a change in Control of Borrower to occur, other than as may result due to a default in any future redemption obligations with respect to preferred interests in such constituent owners, including, without limitation, Guarantor;

(s)

if (a) a material default by Borrower has occurred and continues beyond any applicable cure period under the Property Management Agreement or any replacement property management agreement pertaining to the Property and if such default permits Manager to terminate or cancel the property management agreement; (b) the Property Management Agreement or any replacement property management agreement is terminated without Lender’s consent other than by Manager pursuant to the express terms thereof, (c) the ownership, management or control of Manager is transferred without Lender’s consent or (d) the Property Management Agreement or any replacement property management agreement is modified, amended, renewed, extended or if Borrower waives or releases any of its rights and/or remedies thereunder without Lender’s consent, which consent will not be unreasonably withheld;

(t)

if (a) a material default by Manager has occurred and continues beyond any applicable cure period under the Sub-Management Agreement or any replacement thereof pertaining to the Property and if such default permits the Sub-Manager to terminate or cancel the Sub-Management Agreement; (b) the Sub-Management Agreement or any replacement thereof is terminated without Lender’s consent other than by Sub-Manager pursuant to the express terms thereof, (c) the ownership, management or control of Sub-Manager is transferred without Lender’s consent or (d) the Sub-Management Agreement or any replacement thereof is modified, amended, renewed, extended or if Borrower waives or releases any of its rights and/or remedies thereunder without Lender’s consent, which consent will not be unreasonably withheld;

(u)

if for more than thirty (30) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the other Loan Documents in the case of any default which can be cured by the payment of a sum of money or for sixty (60) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such sixty (60) day period and Borrower shall have commenced to cure such default within such sixty (60) day period and thereafter diligently and expeditiously proceeds to cure the same, such sixty (60) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days; or

(v)

a default beyond applicable notice or cure periods (if any) shall occur under any Loan Documents.

(w)

if without Lender’s prior written consent, (i) Manager or any successor property manager under any successor management agreement (A) resigns and a successor manager acceptable to Lender is not appointed within thirty (30) days after such resignation, or (B) is removed by Borrower, or (ii) there is any amendment or modification of the Management Agreement (or any successor management agreement) without Lender’s consent except as permitted hereunder; or

(x)

if without Lender’s prior written consent, (i) Sub-Manager or any successor sub-manager under any successor sub-management agreement (A) resigns and a successor sub-manager acceptable to Lender is not appointed within thirty (30) days after such resignation, or (B) is removed by Manager, or (ii) there is any amendment or modification of the Sub-Management Agreement (or any successor sub-management agreement) without Lender’s consent except as permitted hereunder.

Section 10.2

Late Payment Charge.  If any sum payable under this Security Instrument or any of the other Loan Documents is not paid prior to the fifth (5th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by this Security Instrument and the other Loan Documents.

Section 10.3

Default Interest.  Borrower will pay, from the date of an Event of Default through the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full, interest on the unpaid principal balance of the Note at a per annum rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate (as defined in the Note), and (b) the maximum interest rate which Borrower may by law pay or Lender may charge and collect (the “Default Rate”).

Section 10.4

Special Charges.  If (a) Borrower fails to provide to Lender any of the financial statements, certificates, reports or information (each a “Required Record”) required by Section 3.11(a) within the applicable time periods set forth in Section 3.11(a), (b) fails to permit onsite inspections of the Property upon Lender’s request pursuant to Section 11.10, or (c) fails to appoint a new property manager for the Property upon Lender’s request pursuant to Section 3.14 within the applicable time periods set forth in Section 3.14, then, notwithstanding that such event may constitute an Event of Default, Borrower shall pay to Lender, at Lender’s option and in its discretion, an amount equal to $500 per day (“Special Charge”) for each day such Required Record is not delivered, such onsite inspection of the Property is not permitted by Borrower, or such new property manager is not appointed by Borrower, as applicable, after the date which is five (5) Business Days after Lender’s written notice to Borrower that such Required Record has not been delivered, such onsite inspection of the Property has not been permitted, or such new property manager has not been appointed, as applicable.  Any Special Charge incurred shall be due and payable within ten (10) Business Days after Lender’s written demand therefor.

ARTICLE 11 - RIGHTS AND REMEDIES

Section 11.1

Remedies.  Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a)

declare the entire unpaid Debt to be immediately due and payable;

(b)

institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)

with or without entry, to the extent permitted and pursuant to the procedures provided by Applicable Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority;

(d)

sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof all as may be required or permitted by law;

(e)

institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents;

(f)

recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g)

apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without bond and without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor or indemnitor with respect to the Loan or any Person otherwise liable for the payment of the Debt or any part thereof;

(h)

subject to any Applicable Law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower shall surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower (excluding vacant rental space); (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Utility Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i)

exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing:  (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender.  Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(j)

apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any other Loan Document to the payment of the following items in any order in its discretion:  (i) Taxes, Other Charges and Utility Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; (v) All other sums payable pursuant to the Note, this Security Instrument and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

(k)

surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney in fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

(l)

pursue such other remedies as Lender may have under Applicable Law;

(m)

apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or

(n)

under the power of sale hereby granted, Lender shall have the discretionary right to cause some or all of the Property, including any Personal Property, to be sold or otherwise disposed of in any combination and in any manner permitted by Applicable Law.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.  In the event of a sale, by foreclosure, power of sale, or otherwise, Lender may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Lender is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.  Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 10.1(g) shall occur with respect to Borrower, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 11.2

Application Of Proceeds.  The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.  Upon any foreclosure sale or sales of all or any portion of the Property under the power of sale herein granted (if any), Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price.

Section 11.3

Right To Cure Defaults.  During the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or perform any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the out-of-pocket cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand.  All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender.  All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 11.4

Actions And Proceedings.  Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 11.5

Recovery Of Sums Required To Be Paid.  Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 11.6

Examination Of Books And Records.  Upon reasonable notice to Borrower, Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower which reflect upon its financial condition, at the Property or at any office regularly maintained by Borrower or where the books and records are located.  Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers.  In addition, Lender, its agents, accountants and attorneys shall have the right, upon reasonable notice to Borrower, to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower and its affiliates where the books and records are located.

Section 11.7

Other Rights, Etc.  (a)  The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument.  Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, Guarantor, or any other guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)

it is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured.  Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c)

Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect.  Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument.  The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 11.8

Right To Release Any Portion Of The Property.  Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder.  This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 11.9

Violation Of Laws.  If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 11.10

Right Of Entry.  Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

ARTICLE 12 - INTENTIONALLY OMITTED

ARTICLE 13 - INDEMNIFICATION

Section 13.1

General Indemnification.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following, except to the extent any of the following are attributable to the gross negligence or willful misconduct of an Indemnified Party:  (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, this Security Instrument, or any other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099 B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 13; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or (m) any misrepresentation made by Borrower in this Security Instrument or any other Loan Document.  Any amounts payable to Lender by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.  For purposes of this Article 13, the term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the loan evidenced by the Note, any Person who is or will have been involved in the servicing of the loan evidenced by the Note, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the loan evidenced by the Note (including, but not limited to, Investors (as defined herein) or prospective Investors in the Securities (as defined herein), as well as custodians, Lenders and other fiduciaries who hold or have held a full or partial interest in the loan evidenced by the Note as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the loan evidenced by the Note or the Property, whether during the term of the loan evidenced by the Note or as a part of or following a foreclosure of the loan evidenced by the Note and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

Section 13.2

Mortgage And/Or Intangible Tax.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 13.3

ERISA Indemnification.  Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.2 or 5.9 or Subsection 4.3(p).

Section 13.4

Duty To Defend; Attorneys’ Fees And Other Fees And Expenses.  Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals chosen by Borrower and approved by the applicable Indemnified Party, which approval shall not be unreasonably withheld.  Notwithstanding the foregoing, any of the Indemnified Parties may, in their sole and absolute discretion, to the extent such Indemnified Party believes in good faith that there to be a conflict of interest with Borrower and/or an Event of Default is continuing or that Borrower or its attorney are not adequately protecting the interests of such Indemnified Party,  at Borrower’s cost, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding.  Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE 14 - WAIVERS

Section 14.1

Waiver Of Counterclaim.  Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the other Loan Documents, or the Obligations.

Section 14.2

Marshalling And Other Matters.  Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein.  Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

Section 14.3

Waiver Of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or the other Loan Documents specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 14.4

Sole Discretion Of Lender.  Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

Section 14.5

Survival.  The indemnifications made pursuant to Sections 13.3 and 13.4 and the representations and warranties, covenants and other obligations arising under Article 12, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by:  any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

Section 14.6

Waiver Of Trial By Jury.  BORROWER, AND LENDER BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF THE OTHER PARTY, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

Section 14.7

Waiver Of Statute Of Limitations.  To the extent permitted by Applicable Law, Borrower hereby expressly waives and releases its right to plead any statute of limitations as a defense to the payment and performance of the Obligations (including, without limitation, the payment of the Debt).

ARTICLE 15 - EXCULPATION

Exculpation.  The provisions of Article 15 of the Note are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE 16 - NOTICES

Section 16.1

Notices.  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii)

one (l) Business Day (as defined in the Note) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:

c/o Talon Real Estate Holding Corp.

5500 Wayzata Blvd, Suite 1070

Minneapolis, Minnesota 55416

Attention: MG Kaminski, Chief Manager

If to Lender:

Resource Real Estate, Inc.

Navy Yard Corporate Center

One Crescent Drive, Suite 203

Philadelphia, Pennsylvania 19112

Attention:  Mark A. Arencibia

If to Lender:

RCC Real Estate, Inc.

712 Fifth Avenue, 10th Floor

New York, New York 10019

Attention:  David Bloom

with a copy to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York, 10112

Attention: Steven Koch, Esq.

or addressed as such party may from time to time designate by written notice to the other parties.  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

ARTICLE 17 - APPLICABLE LAW/SERVICE OF PROCESS

Section 17.1

APPLICABLE LAW.  THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES (I) THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY (OTHER THAN THAT DESCRIBED IN SUBPARAGRAPH II BELOW) AND THE DETERMINATION OF DEFICIENCY JUDGMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY AND FIXTURES ARE LOCATED AND (II) WITH RESPECT TO THE PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS), THE LAW OF THE JURISDICTION APPLICABLE IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK SHALL GOVERN, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING

HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT AND THE NOTE, AND THIS SECURITY INSTRUMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

Section 17.2

SERVICE OF PROCESS.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT Corporation System

111 Eighth Avenue

New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 18 - USURY AND PROVISIONS SUBJECT TO APPLICABLE LAW

Section 18.1

Usury Laws.  This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by Applicable Law to contract or agree to pay.  If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

Section 18.2

Provisions Subject To Applicable Law.  All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any

Applicable Law.  If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE 19 - SECONDARY MARKET

Section 19.1

Transfer Of Loan.  Lender may, at any time, sell, transfer or assign the Note, this Security Instrument, the Note and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (a “Securitization”) evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, pledgee or investor in such Securities or any Rating Agency rating such Securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, and the Property, whether furnished by Borrower, or otherwise, as Lender determines necessary or desirable.  Borrower agrees to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Security Instrument, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably requested by Lender.  Borrower shall also furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower as may be requested by Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or participation interest.  Lender may retain or assign responsibility for servicing the Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer.  Lender may make such assignment or delegation on behalf of the Investors if the Note is sold or this Security Instrument or the other Loan Documents are assigned.  All references to Lender herein shall refer to and include any such servicer to the extent applicable.

Section 19.2

Conversion To Registered Form.  At the request and the expense of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the Code.  The option to convert the Note into registered form once exercised may not be revoked.  Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender.  Borrower may revoke the appointment of any particular Person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar.  The Registrar shall not be entitled to any fee from Lender or any other lender in respect of transfers of the Note and Security Instrument (other than Taxes and governmental charges and fees).

Section 19.3

Cooperation.  Borrower acknowledges that Lender and its successors and assigns may (a) sell or pledge this Security Instrument, the Note and other Loan Documents to one or more third parties as a whole loan, (b) participate the Loan to one or more third parties, (c) deposit, through one or a series of transactions, this Security Instrument, the Note and other Loan Documents with a trust, which trust may sell certificates to third parties evidencing an ownership interest in the trust assets or (d) otherwise sell or pledge the Loan or interest therein to third parties (the transactions referred to in clauses (a) through (d) are hereinafter referred to as “Secondary Market Transactions”).  Borrower shall cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by any rating agency issuing any statistical rating in any Secondary Market Transaction or the requirements of potential investors in any Secondary Market Transaction.  Borrower agrees to make upon Lender’s written request, without limitation, all structural or other changes to the Loan (including delivery of one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan and such new notes or modified note may have different interest rates and amortization schedules), modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel acceptable to the rating agency or potential investors and addressing such matters as the rating agency or potential investors may require; provided, however, that the Borrower shall not be required to modify (i) the initial weighted average interest rate payable under the Note, (ii) the stated maturity of the Note, (iii) the aggregate amortization of principal of the Note, (iv) any other material economic term of the Loan, or (v) decrease the time periods during which Borrower is permitted to perform its obligations under this Security Instrument or any of the other Loan Documents.  Borrower shall provide such information and documents relating to Borrower, Guarantor, if any, the Property and any tenants of the

Improvements as Lender may reasonably request in connection with a Secondary Market Transaction.  Lender shall have the right to provide to prospective investors or rating agencies any information in its possession, including, without limitation, financial statements relating to Borrower, the Guarantor, if any, the Property and any tenant of the Improvements.  Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Property may be included in a private placement memorandum, prospectus or other disclosure documents.

ARTICLE 20 -   COSTS

Section 20.1

Performance At Borrower’s Expense.  Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement or (e) if the servicer, in its reasonable determination, anticipates that there will occur an Event of Default and the Loan is transferred to a special servicer (the occurrence of any of the above shall be called an “Event”). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof required by law, regulation, any governmental or quasi-governmental authority or, following an Event of Default, Lender.  Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise.  Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in-house staff or otherwise.

Section 20.2

Attorney’s Fees For Enforcement.  )  Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the other Loan Documents and (ii) the items set forth in Section 20.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

ARTICLE 21 - DEFINITIONS

Section 21.1

General Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower, each party comprising Borrower (if Borrower consists of more than one Person) and any subsequent owner or owners of the Property or any part thereof or any interest therein”; the word “Lender” shall mean “Lender and any subsequent holder of the Note”; the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument”; the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, Governmental Authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE 22 - MISCELLANEOUS PROVISIONS

Section 22.1

No Oral Change.  This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 22.2

Liability.  If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.  This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 22.3

Inapplicable Provisions.  If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

Section 22.4

Headings, Etc.  The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 22.5

Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument.  The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 22.6

Number And Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 22.7

Subrogation.  If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

ARTICLE 23 - LOCAL LAW PROVISIONS

Section 23.1

In the event of any conflict between the terms and provisions this Article 23 and the other provisions of this Security Instrument, the terms and provisions of this Article 23 shall prevail and control.

Section 23.2

Upon the occurrence of any Event of Default, Lender may, in addition to all other rights in the Security Instrument, at its option, at any time:

(i)

in the name, place and stead of Borrower and without becoming a mortgagee in possession (a) enter upon, manage and operate the Property or retain the services of one or more independent contractors to manage and operate all or any part of the Property; (b) make, enforce, modify and accept surrender of the Leases; (c) obtain or evict tenants, collect, sue for, fix or modify the Rents and enforce all rights of Borrower under the Leases; and (d) perform any and all other acts that may be necessary or proper to protect the security of this Security Instrument.

(ii)

with or without exercising the rights set forth in subparagraph (i)(a) above, give or require Borrower to give, notice to any or all tenants and guarantors under the Leases and other parties obligated to pay Rents authorizing and directing the tenants or other parties obligated to pay Rents to pay all Rents directly to Lender.

(iii)

 without regard to waste, adequacy of the security or solvency of Borrower, apply for, and Borrower hereby consents to, the appointment of a receiver of the Property, whether or not foreclosure proceedings have been commenced, and whether or not a foreclosure sale has occurred.  The receiver will have authority to make Leases for terms which extend beyond the receivership.

The exercise of any of the foregoing rights or remedies and the application of the Rents pursuant to this Section 23.2, will not cure or waive any Event of Default (or notice of default) or invalidate any act done pursuant to such notice.

Section 23.3

Application of Rents.  This Security Instrument constitutes an assignment of leases and rents within the meaning of Minnesota Statutes §§ 559.17 and 576.25, and is intended to comply fully with the provisions thereof, and to afford Lender the fullest rights and remedies of a secured lender under those statutes. The exercise by Lender of the statutory remedies referenced in this Section 15.3 shall not constitute Lender a “lender-in-possession” under Minnesota law. Notwithstanding anything apparently to the contrary in the Loan Documents, all Rents collected by Lender or any receiver of the Property subsequent to the occurrence of an Event of Default will be held and applied in the following order:

(i)

First as provided in Minnesota Statutes § 576.25, Subd. 5;

(ii)

Thereafter, prior to any non-judicial foreclosure sale of the Property, or prior to the entry of a decree of foreclosure in an action to foreclose this Security Instrument, to Lender for the payment of the Debt, but no such payment made after the acceleration of all or any of the Debt will affect such acceleration unless such payment is sufficient to reinstate this Security Instrument under Minnesota Statutes § 580.30;

(iii)

Thereafter as follows:

(A)

If the purchaser at the foreclosure sale is not Lender, first to Lender to the extent of any deficiency remaining after application of the net sale proceeds to repay the Debt, second to the purchaser as a credit to the redemption price, but if the Property is not redeemed, then to the purchaser of the Property;

(B)

If the purchaser at the foreclosure sale is Lender, to Lender to the extent of any deficiency remaining after application of the net sale proceeds to repay the Debt and the balance to be retained by Lender as a credit to the redemption price, but if the Property is not redeemed, then to Lender, whether or not such deficiency exists.

(iv)

 The rights and powers of Lender and receivers under this Security Instrument and the application of Rents under this Section 23.3 shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

(v)

If Lender makes any advances to a receiver, or otherwise for the benefit of the mortgaged Property, such advances shall become Debt secured by this Security Instrument.

Section 23.4

Acknowledgment of Waiver of Hearing Before Sale. Borrower understands and agrees that if any Event of Default is made under the terms of this Security Instrument, Lender has the right, inter alia, to foreclose this Security Instrument by advertisement pursuant to Minnesota Statutes, Chapter 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if the Lender elects to foreclose by advertisement, it may cause the Property, or any part thereof, to be sold at public auction; that notice of such sale must be published as provided by statute in a newspaper of general circulation and that no personal notice is required to be served upon Borrower.  Borrower further understands that in the event of such Event of Default the Lender may also elect its rights under the Uniform Commercial Code and take possession of the Personal Property and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the Uniform Commercial Code, as hereafter amended or by any similar or replacement statute hereafter enacted.  Borrower further understands that under the Constitution of the United States and the Constitution of the State of Minnesota it may have the right to notice and hearing before the

Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to the Borrower and neither said procedure for foreclosure by advertisement nor the Uniform Commercial Code requires any hearing or other judicial proceeding.  MORTGAGOR HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE COLLATERAL MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE. MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS PARAGRAPH AND MORTGAGOR’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

Section 23.5

Future Advances.

(i)

To the extent that this Security Instrument secures future advances, the amount of such advances is not currently known.  The acceptance of this Security Instrument by Lender, however, constitutes an acknowledgment that Lender is aware of the provisions of Minn. Stat. § 287.05, Subd. 5, and intends to comply with the requirements contained therein.

(ii)

The maximum principal amount of indebtedness secured by this Security Instrument at any one time, excluding any amounts constituting an “indeterminate amount” under Minn. Stat. § 287.05, Subd. 5, and excluding advances made by Lender in protection of the Property or the lien of this Security Instrument, is $33,000,000.00.

(iii)

The representations contained in this Section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Security Instrument.  Borrower acknowledges that such representations do not constitute or imply an agreement by Lender to make any future advances to Borrower.

Section 23.6

Environmental Laws.  Environmental Laws referenced in the Security Instrument include, without limiting the definition set forth in any other Loan Documents, the State Water Pollution Control Act, Minn. Stat. Sections 115.01 to 115.09, the Waste Management Act, Minn. Stat. chap. 115A, the Minnesota Environmental Response and Liability Act, Minn. Stat. chap. 115B, the Minnesota Petroleum Tank Release Cleanup Act, Minn. Stat. chap. 115C, and any other state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment or dangerous toxic or hazardous substances, all as may be from time to time amended.

Section 23.7

Creation of Security Interest.  Without limiting the provisions set forth in Article 1 of this Security Instrument, Borrower hereby expressly grants Lender a security interest in all goods constituting part of the Property which are or are to become fixtures related to the Land, including without limitation the Property.  This Security Instrument is to be filed in the real property records as a fixture filing.  For this purpose the following additional information is provided:

(i)

the name of the record owner of the Land is Talon First Trust, LLC, a Delaware limited liability company.

(ii)

the debtor is a limited liability company.

(iii)

the debtor's jurisdiction of formation is Delaware.

(iv)

the organizational identification number of the debtor assigned by its state of formation is 5519674.

Section 23.8

Non-Agricultural Use.  Borrower represents and warrants that as of the date of this Security Instrument, the Property is not in agricultural use as defined in Minn. Stat. § 582.32, Subd. 2 and is not “agricultural property” as defined in Minn. Stat. § 583.22, Subd. 2.

Section 23.9

Maturity Date.  The latest obligation secured by this Security Instrument (after giving effect to all extension options described in, and exercised pursuant to, the Note) matures on July 5, 2019.

Section 23.10

Sale of Property.  In the event of a sale under this Security Instrument, whether by virtue of judicial proceedings or advertisement or otherwise, the Property may, at the option of Lender, be sold as an entirety or in such other manner and order as Lender in its sole discretion may elect.

 [Remainder of page intentionally left blank; signature page follows]

[SIGNATURE PAGE TO SECURITY INSTRUMENT]

IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower the day and year first above written.

BORROWER:

TALON FIRST TRUST, LLC,
a Delaware limited liability company

By:	Talon OP, L.P., its sole member

	By:	Talon Real Estate Holding Corp., its general partner

	By:	/s/ Matthew G. Kaminski
Name: Matthew G. Kaminski
Title: Chief Executive Officer

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